UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2013

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, the Personnel and Compensation Committee of the Citigroup Inc. Board of Directors (the “Committee”) awarded incentive compensation for the 2012 performance year to senior executives of Citigroup Inc. (“Citi”). These awards and their new structure reflect both our performance for the year and changes to the structure of our overall compensation system, which are responsive to the significant shareholder input gathered by the Committee in response to the 2012 advisory vote on executive compensation (“say-on pay”).

"When our shareholders spoke last year about Citi's compensation structure, we listened,” said Michael O’Neill, Chairman of the Board and Chairman of the Personnel and Compensation Committee. “Since last spring, we have stepped up our efforts to solicit feedback from investors to better understand their concerns. As a result of this process, we are introducing a new compensation structure that more strongly connects compensation with performance, emphasizes strong risk management, and is both competitive and in line with regulatory standards."

Overview

Citi is adopting a new executive compensation program that uses a scorecard-based structure preferred by many of Citi’s investors. This program replaces the prior executive compensation structure, which, as is common practice in the financial services industry, involved a high degree of discretion.

Commencing in 2013, incentive compensation awards will be determined based on pre-defined performance goals established at the beginning of the year for each executive officer. At year-end, the Committee will evaluate performance against the pre-determined goals, as well as expected changes in market compensation levels and other factors considered to be relevant. The Committee will then determine the amount of actual variable incentives to be delivered to Citi’s chief executive officer (“CEO”) and approve awards for other executive officers reflecting recommendations made by the CEO for the year.

In addition, as a component of this new program, Citi has introduced performance share unit awards that will account for a portion of annual incentive compensation, in an effort to strengthen the existing links between pay and performance. This structure is in effect for Citi’s 2013 named executive officers for performance in 2012, as described below.1 The target value of each executive’s performance share unit award is based on prior year performance, with the actual number of performance share units earned at the end of a three-year period based on pre-set financial metrics. Performance share unit awards will be a key element of Citi’s executive compensation program going forward, and for 2012 represent 30% of the total incentive award as described below.

Because the newly adopted approach was developed throughout 2012 and therefore was not in place at the beginning of the year, the Committee used a hybrid approach with respect to the determination of the amount of incentive compensation delivered in 2013 for 2012 performance. Under this approach, the Committee made decisions regarding the size of the incentive awards for the named executive officers based on a review of the scorecard metrics that are expected to play a role for 2013. The resulting incentive awards for 2012 were delivered to the 2013 named executive officers as follows: 40% in cash bonus, 30% in deferred stock awards with four-year vesting that also require cancellation of nonvested amounts in the event of Citi losses, and 30% in performance share units. The performance share units will be earned at the end of 2015 based on relative total shareholder return compared to peers and return on assets, each as measured over a three-year period covering 2013 through 2015, with the actual number of units earned ranging from 0% to 150% of the target opportunity and subject to potential further downward adjustment under certain circumstances as described below.

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1 Named executive officers are determined based on the rules and regulations of the U.S. Securities and Exchange Commission and, consistent with current requirements, are identified in Citi’s annual proxy statements.

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Shareholder Outreach

As a result of last year’s say-on-pay vote, Citi immediately enhanced its efforts to solicit feedback from shareholders to better understand their concerns. In meetings with nearly 20 shareholders led by Mr. O’Neill, members of the Board and/or management talked with investors who collectively held more than 30% of Citi’s common shares counted towards the total vote. They also met with proxy advisory firms to determine whether the views of the proxy advisors regarding Citi’s pay practices were similar to the views of Citi shareholders.

The Committee, with assistance from its independent compensation consultant, Frederic W. Cook & Co., considered the opinions heard during these meetings and reviewed the results of the meetings with the full Board and management over several months. While investors had varying perspectives, all investors asked that the existing connection between pay and performance be enhanced.

The following summarizes Citi’s responses to the shareholder comments that are most relevant to the Committee’s awards of annual incentive compensation for 2012:

What we heard …	How we responded …
The program needs more objective metrics and a framework for discretion. Shareholders prefer awards based on measurable improvements in performance against objective metrics considered to be important by the Committee and management, which could include return on assets, return on equity, efficiency ratio, earnings per share, reductions in the assets of Citi Holdings, and Basel III capital accumulation. Relative total shareholder return was identified as a preferred long-term metric. However, investors generally opposed a purely formulaic approach, recognizing that mechanical calculations can (1) have unintended results, (2) be especially troublesome in the financial services industry where significant movements in capital markets affecting performance are outside the control of management, and (3) cause concerns from a risk management perspective.

We designed a new program effective for 2013, structured around a more objective performance evaluation process, which has been implemented in important respects for 2012. Incentive awards will be based on a rigorous scorecard approach driven by specific financial metrics and strategic objectives for both Citi and its major lines of business. The Committee followed the principles embedded in the 2013 program when making decisions about 2012 incentive pay, including a review of 2012 revenue, profitability, return on assets, operating efficiency, Basel III capital accumulation and return on Basel III capital. In addition, 30% of the overall 2012 incentive award was granted in performance share units, which will only be earned at the end of 2015 based on relative total shareholder return versus peers and return on assets over a three-year period.

Citi’s overall performance in 2012 was substantially improved based on total return to shareholders. Our one-year total shareholder return for 2012 was 50.5% and our cumulative total shareholder return over the three years ending on December 31, 2012 was 19.8%, although we recognize that the dilutive capital raises in 2009 will result in Citi’s longer-term total shareholder return (such as five-year total shareholder return) continuing to lag the market for some time.

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Implementation of Citi’s New Executive Compensation Program Structure

As noted above, we are moving our executive compensation program to an approach with more structure — an evolution that began immediately after our 2012 annual shareholders’ meeting. During 2012, we made substantial progress in strengthening the existing links between pay and performance by developing a balanced scorecard approach with financial metrics and strategic objectives that, in combination, are expected to improve returns to shareholders within acceptable risk-taking parameters. Our approach delivers 60% of an eligible named executive officer’s incentive compensation in equity-based incentives that vest over multiple-year periods. The deferred awards are split equally between 1) deferred stock that vests over four years and can be cancelled in the event of losses, and 2) performance share units that are paid out at the end of a three-year performance cycle based on relative total shareholder return versus peers and return on assets. The new structure will be fully implemented in evaluating 2013 performance.

Year	How the Committee Decides	How Awards Are Paid (Incentive Vehicles)
2011	Discretionary	40% Cash	30% Deferred Stock	30% Deferred Cash
2012	Decisions guided by 2013 scorecard metrics
2013	Structured framework
	• 70%: Based on pre-set financial metrics			30%
	• 30%: Based on pre-set strategic metrics	40% Cash	30% Deferred	Performance
	• Weighted average score applied to target pay opportunity set at the beginning of the year, with final award to reflect anticipated changes in market pay levels and other factors deemed relevant by the Committee		Stock	Share Units

The new program aligns with market practice (through annual resetting of pay opportunities based on market data), long-term performance (through performance share units and deferred stock that vest over a multi-year period), and short-term performance (through an annual balanced scorecard of financial and strategic metrics).

CEO Pay for 2012

The Committee awarded 2012 annual compensation to CEO Michael Corbat as follows:

Base Salary	Cash Bonus Awarded	Deferred Stock Awarded	Performance Share Units Awarded	Total Compensation for 2012
$1,049,188	$4,180,324	$3,135,244	$3,135,244	$11,500,000

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These amounts differ from compensation required to be reported in a Summary Compensation Table as required by the rules and regulations of the U.S. Securities and Exchange Commission, and are not intended as a substitute for such reporting.

Mr. Corbat was CEO of the Europe, Middle East and Africa region before his promotion to Citi CEO in October 2012. Mr. Corbat's 2012 pay was based on his substantial contributions in his CEO role for the region, his impact as a senior executive on Citi’s overall performance and the immediate contributions he made upon assuming the Citi CEO role in October.

The Committee noted that since becoming CEO in October, Mr. Corbat moved quickly to finalize a budget for 2013, which included a repositioning effort expected to result in annual savings of $1.2 billion starting in 2014 ($900 million in 2013) while reducing revenues by less than $300 million. He also formed a management team and realigned certain functions to make the organization more responsive to clients and more efficient.

In evaluating Mr. Corbat’s performance in Europe, Middle East and Africa, the Committee reviewed the following annual financial metrics for the region: revenue, earnings, return on assets, operating efficiency, and return on Basel III capital. As noted above, these are the metrics that will be at the core of senior performance evaluations going forward. Progress made on key regional initiatives in 2012 was also noted.

As Mr. Corbat was CEO of the Europe, Middle East and Africa region before his promotion to Citi CEO, the structure of his compensation for 2012 is regulated by the UK Financial Services Authority as he is considered to be “Code Staff” for 2012. In accordance with guidance from the Financial Services Authority, half of his cash bonus is payable immediately and the remaining half is awarded as an instrument that is linked to the value of Citi common stock and settled in cash six months after the grant date. In addition, Mr. Corbat’s performance share unit award varies from the general program structure to conform to guidance from the Financial Services Authority, as explained in more detail below.

2012 Deferred Incentive Compensation Award Provisions

•	Deferred Stock Awards

The Committee awarded deferred stock under Citi’s Capital Accumulation Program to Mr. Corbat and the other eligible named executive officers as 30% of their incentive compensation for 2012. The awards have the same terms as the Capital Accumulation Program awards made to other senior employees, and accordingly, align the named executive officers not only with the interests of shareholders, but also with the incentives for other senior executives. The awards vest ratably over a four-year period, and an additional performance-based vesting condition also applies to these awards that allows for cancellation of future vestings in the event of losses. If Citigroup has pre-tax losses in any year of the deferral period, the portion of the deferred stock award that is scheduled to vest in the year following the loss year will be reduced by 20%, or if greater, by a fraction, the numerator of which is the amount of the pre-tax loss, and the denominator of which is the highest level of annual pre-tax profit for Citigroup in the three years immediately prior to the loss year. This provision of Citi’s Capital Accumulation Program is new for 2012. Other provisions of these deferred stock awards are the same as or similar to provisions of awards made under this program in prior years.

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These awards, like all deferred incentive awards granted by Citi, remain subject to cancellation pursuant to the “Citi Clawbacks.” In general, the Citi Clawbacks provide for the forfeiture or cancellation of nonvested incentive compensation if the Committee determines that the employee (a) received an award based on materially inaccurate publicly reported financial statements, (b) knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements, (c) materially violated any risk limits established or revised by senior management and/or risk management, or (d) engaged in gross misconduct.

•	Performance Share Unit Awards

The performance share units will be delivered at the end of a three-year performance period only to the extent that Citi achieves pre-determined objective goals over that period. These goals – return on assets and relative total shareholder return – were selected because they measure improvement in Citi’s operating performance and relative returns delivered to shareholders, respectively. Citi believes that these metrics are the most relevant objective measures of overall improvements in performance at this point in Citi’s evolution.

Performance share units are performance-sensitive in a variety of ways. First, the initial award opportunity is based on prior-year performance. Once granted, the number of performance share units earned, if any, is based on performance against the objective metrics over the three-year performance period. Finally, the value of the earned performance share units is based on changes in Citi’s common stock price that occur over the three-year period.

The target number of performance share units awarded to each executive is the amount of his annual incentive allocated to the performance share unit program divided by the average of the closing Citi common stock prices for the five trading days immediately preceding the grant date. The performance share units will be earned according to the following schedule relating to Citi’s return on assets and relative total shareholder return over that three-year period.

Metric: Return on Assets	0.6%	0.85%	1.0% or more
Metric: Relative Total Shareholder Return (Percentile)	25th	50th	75th or greater
% of Target Performance Share Units Earned	0%	100%	150%

In order to protect against the possibility of artificial cliffs driving inappropriate behavior and risk taking, performance between the performance levels in the table above will be determined by straight-line interpolation based on equal weighting of each metric.

Example: If Citi has return on assets of 0.725% and is at the 50th percentile in relative total shareholder return, the executives will receive 75% of the target performance share units initially awarded, assigning equal weight to performance against the return on assets metric (50% performance) and the total shareholder return metric (100% performance).

As mentioned above, Mr. Corbat’s performance share unit award varies from the general program structure to conform to guidance from the Financial Services Authority due to the fact that he lived in the U.K. during 2012. Mr. Corbat will be eligible to earn no more than 100% of his target performance share unit award even if return on assets exceeds 0.85% or relative total shareholder return is higher than the 50th percentile. Other terms of his performance share unit award are the same as those provided under the general program terms.

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In addition, the performance share units have a minimum performance threshold. If either Citi’s return on assets is less than 0.6% or total shareholder return is lower than the 25th percentile, then no performance share units will be earned at the end of the three-year performance period, regardless of the outcome of the other metric.

Final results under the performance share unit metrics are determined after the end of the three-year performance period. Relative total shareholder return will be determined at the end of 2015 by comparing Citi’s total shareholder return from January 1, 2013 through December 31, 2015 to that of its peers. The peer group for determining relative total shareholder return is Bank of America, Barclays, Deutsche Bank, Goldman Sachs, HSBC, JPMorgan Chase, Morgan Stanley, and Wells Fargo.

The performance share units are subject to an additional performance-based vesting condition, which is intended to balance any possible incentives created by the awards for the executives to take imprudent risks. Specifically, if the Committee determines that an executive has “significant responsibility” for a “material adverse outcome” before or during the performance period, unearned performance share units may be cancelled. The provision is intended to allow Citi to cancel unearned compensation where executives are responsible for material financial or reputational harm to Citi, either through their actions or through a failure to supervise others. Unearned performance share units are also subject to cancellation pursuant to the Citi Clawbacks (as defined above). Finally, pursuant to guidance from the Financial Services Authority, Mr. Corbat’s performance share units are subject to cancellation if the Committee determines that there has been a “material downturn” in Citi’s business, in addition to the other performance-based vesting and clawback provisions.

After the end of the performance period, the Committee will determine the number of earned performance share units for each executive. The earned performance share units will be multiplied by the average of the high and low Citi common stock prices determined as of the vesting date in 2016, and the resulting value will be paid in cash. This feature has the effect of rewarding executives based on changes in the price of Citi common stock, which is another element of alignment with shareholder returns. The averaging approach is the same as the approach Citi uses to determine the taxable value of the awards.

Other current named executive officers who received performance share units are John Gerspach, Chief Financial Officer, who received a target performance share unit award of $1,950,000, and Manuel Medina-Mora, Co-President, Citi, Chief Executive Officer, Global Consumer Banking, and Chairman, Mexico, who received a target performance share unit award of $3,135,910.

Certain statements in this document and certain statements that may be made orally by Citi’s management to analysts, investors, representatives of the media and others, including those regarding Citi’s repositioning efforts, expected annual expense savings, and the expected reduction in revenues, among others, are “forward-looking statements” within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed in or implied by these statements due to a variety of factors, including but not limited to the precautionary statements included in this document as well as Citi’s inability to fully complete the repositioning actions and realize the annual expense savings at all or in the anticipated timeframes referenced. More information about these and other factors is contained in Citi’s filings with the U.S. Securities and Exchange Commission, including without limitation the “Risk Factors” section of Citi’s 2011 Annual Report on Form 10-K. Precautionary statements included in such filings should be read in conjunction with this document. Any forward-looking statements made by or on behalf of Citi speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2013	CITIGROUP INC.

	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary

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